EXHIBIT 99.2





             Report of Independent Registered Public Accounting Firm

                  Zentrum Mikroelektronik Dresden AG / Germany

                                 nvSRAM business

                                December 30, 2005








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             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Zentrum Mikroelektronik Dresden AG

We have audited the accompanying statements of nvSRAM finished goods inventory of Zentrum Mikroelektronik Dresden AG ("the Company") at December 30, 2005 and December 31, 2004 and the related statements of nvSRAM Contribution for the period from January 1, 2005 to December 30, 2005 and for the year ended December 31, 2004. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement preparation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the statements referred to above present fairly, in all material respects, the statements of nvSRAM finished goods inventory of the Company at December 30, 2005 and December 31, 2004, and the related statements of nvSRAM Contribution for the period from January 1, 2005 to December 30, 2005 and for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.


MAZARS Revision & Treuhandgesellschaft mbH
Dusseldorf, Germany



/s/Alexander Karthaus                       /s/Tim Doherty
CPA                                         CPA


March 31, 2006
















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                       ZENTRUM MIKROELEKTRONIK DRESDEN AG
                     STATEMENTS OF FINISHED GOODS INVENTORY

                                           December 30,             December 31,
                                               2005                     2004
                                           ------------             ------------

FINISHED GOODS INVENTORY                     $449,300                $1,683,500
                                             ========                ==========




                      See accompanying notes to statements



































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                       ZENTRUM MIKROELEKTRONIK DRESDEN AG
                        STATEMENTS OF nvSRAM CONTRIBUTION


                                      For the period from
                                      January 1, 2005 to     For the year ended
                                       December 30, 2005      December 30, 2004
                                      -------------------    ------------------


SALES                                      $7,750,700            $7,245,900

COST OF SALES                               5,609,000             5,303,700
                                           ----------            ----------
GROSS MARGIN                                2,141,700             1,942,200

RESEARCH AND DEVELOPMENT COSTS              1,454,700               928,600

DISTRIBUTION COSTS                            679,700               728,100
                                           ----------            ----------

nvSRAM CONTRIBUTION                        $    7,300            $  285,500
                                           ==========            ==========




                      See accompanying notes to statements























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1.   ORGANIZATION AND BASIS OF PRESENTATION:

Zentrum Mikroelektronik Dresden AG ("ZMD" or the "Company") is a privately owned semiconductor company headquartered in Dresden Germany. ZMD offers customers wafer foundry services, mixed signal and analog application specific integrated circuits ("ASIC"). In addition, ZMD has historically also offered semiconductor packaging services, power metering products, and memory products (that consist primarily of standard static random access memories or "SRAM", and nvSRAM products).

On June 1, 1994, ZMD entered into a Product License Development and Support Agreement (the "Original License Agreement") with Simtek, whereby, among other things, ZMD and Simtek agreed to jointly develop certain SONOS based nvSRAM products, based on Simtek's patented technology, and Simtek licensed to ZMD certain of Simtek's semiconductor products and related intellectual property necessary for ZMD to produce certain SONOS based nvSRAM products. ZMD and Simtek thereafter entered into a Cooperation Agreement, dated August 26, 1994, and a Cooperation Agreement, dated September 14, 1995, in each case amending the Original License Agreement with respect to the joint development of 64 and 256 kilobit SONOS based nvSRAM products and the licensing and cooperation relationship between the parties. Under the terms of the agreements, the rights granted to ZMD were non-transferable except in the case of a merger or sale of substantially all of the assets of ZMD.

On December 30, 2005, Simtek completed the ZMD Asset Acquisition pursuant to which it purchased from ZMD all of its finished goods inventory of nonvolatile static random access memory (nvSRAM) product, and certain intellectual property assets and licenses related to ZMD's nvSRAM product line. As part of the acquisition, ZMD agreed to sell to Simtek its work-in-process inventory related to the nvSRAM product line, totaling approximately $520,000.

ZMD and Simtek entered into a new license agreement pursuant to which (a) ZMD assigned its rights in certain patents related to nvSRAM products to Simtek, and
(b) Simtek licensed to ZMD the right to continue to use specifically identified Simtek nvSRAM technology for embedded functions in ZMD's non-competing products. Simtek and ZMD entered into a five year non-compete agreement whereby, for a period of five years, ZMD is prohibited from competing with certain of Simtek's products and from hiring employees of Simtek in certain situations. ZMD received the purchase price with $8 million in cash and 6,260,713 shares of Simtek's common stock.

The selected assets related to the Transferred Assets and the related revenues and expenses and cash flows have been presented in the accompanying financial statements. Assets separately and distinctly identifiable to the Transferred Assets are reflected in the accompanying statements of selected assets. No other assets, liabilities or debt of ZMD have been allocated to the Transferred Assets. Sales and primarily all expenses are separately and distinctly identifiable to the Transferred Assets, except for certain corporate overhead costs, interest and tax expense which have not been charged and reflected in the financial statements. Therefore, the financial statements are not indicative of















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the level of corporate overhead costs, interest and tax expense which might have been incurred had the Transferred Assets been operating as a stand-alone business.

The Company's functional currency is the euro. Finished goods inventories are translated into US Dollars at appropriate current rates in effect at the end of the accounting period and all revenue and expense accounts are translated at rates that approximate those rates prevailing at the time of the transactions.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition - Revenue is recognised when title transfers to the buyer.

Inventory - Inventory is recorded at the lower of cost (first-in, first-out) or market.

Research and development costs - Research and development costs are charged to operations in the period incurred.

Use of Estimates -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


























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